EXHIBIT 31.1
CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Aaron LoCascio, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Greenlane Holdings, Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 14, 2020	/s/ AARON LOCASCIO
	Name:	Aaron LoCascio
	Title:	Chief Executive Officer
(principal executive officer)